Exhibit 23.1
CONSENT OF PATRIZIO & ZHAO, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Amendment No.4 to Registration Statement (Form S-1/A) pertaining to the registration of 21,308,753 shares of common stock of Tianyin Pharmaceutical Co., Inc. (formerly Viscorp, Inc.), of our report dated February 2, 2009 which respect to the financial statements of Tianyin Pharmaceutical Co., Inc. for the  years ended June 30, 2008 and 2007 and thequarters ended December 31, 2008 and 2007. We also consent to the reference to us under the heading “Experts” in the above referenced Registration Statement.

/s/ Partizio & Zhao, LLC
Patrizio & Zhao, LLC

Patrizio & Zhao, LLC
Certified Public Accountants and Consultants

Parsippany, New Jersey
February 19, 2009